UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 20, 2020

Tapestry, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-16153	52-2242751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

    10 Hudson Yards, New York, New York 10001
(Address of Principal Executive Offices, and Zip Code)

        (212) 946-8400
Registrant’s Telephone Number, Including Area Code

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

The information contained in the Press Release incorporated in Item 7.01 below regarding Tapestry, Inc.’s (the “Company” or “Tapestry”) fiscal year 2020 fourth quarter performance is hereby incorporated by reference into this Item 2.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer

On July 21, 2020, the Company announced that Jide Zeitlin, the Company’s Chairman and Chief Executive Officer, resigned from the Company and resigned from the Company’s Board of Directors (the “Board”), effective as of July 20, 2020.  Mr. Zeitlin’s departure was not due to any disagreement with the Company on any matter relating to the Company’s operations, financial statements or accounting. Thereafter, the size of the Board was reduced to seven directors to eliminate the vacancy created by Mr. Zeitlin’s departure, in accordance with the Company’s Bylaws. Susan Kropf, the Company’s Lead Independent Director has been appointed Chair of the Board.

Appointment of Interim Chief Executive Officer

On July 21, 2020, the Company announced that the Board appointed Joanne Crevoiserat, age 56, the Company’s Chief Financial Officer, as interim Chief Executive Officer of the Company, effective as of July 21, 2020 (the “Effective Date”). Ms. Crevoiserat will serve as the Company’s principal executive officer during her term as interim Chief Executive Officer. Ms. Crevoiserat has served as the Company’s Chief Financial Officer since August 2019. Prior to joining the Company, Ms. Crevoiserat was Executive Vice President and Chief Operating Officer at Abercrombie & Fitch Co. from February 2017 to June 2019. She joined Abercrombie & Fitch in May 2014 as Chief Financial Officer and also served as Executive Vice President, CFO and COO, and Interim Principal Executive Officer during her tenure with Abercrombie & Fitch. Prior to joining Abercrombie & Fitch, she served in a number of senior management roles at Kohl’s Inc. including Executive Vice President of Finance and Executive Vice President of Merchandise Planning and Allocation. Prior to her time with Kohl’s, Ms. Crevoiserat held senior finance positions with Wal-Mart Stores and May Department Stores, including Chief Financial Officer of the Filene’s, Foley’s and Famous-Barr brands. She is a summa cum laude graduate of the University of Connecticut where she received a Bachelor of Science degree in Finance. Ms. Crevoiserat serves on the board of directors of At Home Group Inc. Ms. Crevoiserat will step down from her role as Chief Financial Officer during her tenure as interim Chief Executive Officer.

Ms. Crevoiserat’s base salary will be increased from $900,000 to $1,300,000, which will be temporarily reduced by 20% as part of the Company-wide salary reductions that were announced in a Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on April 20, 2020, and her target bonus will be increased from 100% to 150% of salary actually paid, in each case, starting on the Effective Date through the end of the quarter during which her appointment as interim Chief Executive Officer ends. She will also receive an equity grant of restricted stock units or a cash-based award with a grant value of $1,000,000 in August 2020, which award will cliff vest after two years, subject to her continued service with the Company through the vesting date, and subject to such other terms and conditions set forth in the award agreement.

There are no family relationships between Ms. Crevoiserat and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Interim Chief Financial Officer

On July 21, 2020, the Company announced that its Board appointed Andrea Shaw Resnick, age 59, the Company’s Global Head of Investor Relations and Corporate Communications, as interim Chief Financial Officer of the Company, effective upon the Effective Date. Ms. Resnick will serve as the Company’s principal financial officer during her term as interim Chief Financial Officer. Since joining the Company in August 2000, Ms. Resnick has served in investor relations roles of increasing responsibility and seniority, most recently as the Company’s Global Head of Investor Relations and Corporate Communications. Ms. Resnick previously served as the Company’s interim Chief Financial Officer from August 2016 to February 2017 and from February 2019 to August 2019. Ms. Resnick attended Barnard College of Columbia University and is a member of the National Investor Relations Institute. Ms. Resnick will retain her role as Global Head of Investor Relations and Corporate Communications during her tenure as interim Chief Financial Officer.

Ms. Resnick’s base salary will be increased from $486,880 to $700,000, which will be temporarily reduced by 15% as part of the Company-wide salary reductions that were announced in a Form 8-K filed with the Commission on April 20, 2020, and her target bonus will be increased from 60% to 80% of salary actually paid, in each case, starting on the Effective Date through the end of the quarter during which her appointment as interim Chief Financial Officer ends. She will also receive an equity grant of restricted stock units or a cash-based award with a grant value of $400,000 in August 2020, which award will cliff vest after two years, subject to her continued service with the Company through the vesting date, and subject to such other terms and conditions set forth in the award agreement.

There are no family relationships between Ms. Resnick and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Interim Chief Executive Officer and Brand President, Coach

On July 21, 2020, the Company announced that its Board appointed Todd Kahn, age 56, the Company’s President, Chief Administrative Officer and Secretary, as interim Chief Executive Officer and Brand President, Coach, effective upon the Effective Date. Mr. Kahn will retain his current role during his interim tenure. Mr. Kahn has served in several executive capacities since joining the Company in January 2008. He is currently serving as President, Chief Administrative Officer and Secretary and has since March 2020 led the revenue generating business units of the Coach brand on an interim basis. In addition to his current roles, Mr. Kahn served as Chief Legal Officer from May 2016 through March 2020. He previously served as Chief Administrative Officer, General Counsel and Secretary from August 2015 through May 2016, after becoming Global Corporate Affairs Officer in April 2014, Executive Vice President, Corporate Affairs in May 2013, and Executive Vice President in August 2011, after joining the Company as Senior Vice President, General Counsel and Secretary in January 2008. Prior to joining the Company, Mr. Kahn held senior operating and legal positions at a number of public and private companies; Calypso Christian Celle, Sean John, Accessory Network, InternetCash Corporation and Salant Corporation. Mr. Kahn received a Bachelor of Science degree from Touro College and a Juris Doctor from Boston University Law School.

Mr. Kahn’s base salary will be increased from $750,000 to $900,000, which will be temporarily reduced by 20% as part of the Company-wide salary reductions that were announced in a Form 8-K filed with the Commission on April 20, 2020, and his target bonus will be increased from 100% to 125% of salary actually paid, in each case, starting on the Effective Date through the end of the quarter during which his appointment as interim Chief Executive Officer and Brand President, Coach ends. He will also receive an equity award of restricted stock units or a cash-based award with a grant value of $800,000 in August 2020, which award will cliff vest after two years, subject to his continued service with the Company through the vesting date, and subject to such other terms and conditions set forth in the award agreement. Mr. Kahn’s annual equity grant guideline value will also be increased to a fair market value of $2,000,000, starting with the annual equity grant expected to be made in August 2020, to be granted in a proportion of different equity vehicles as determined by the Human Resources Committee of the Board and normally granted in August, which may include performance restricted stock units, stock options and/or restricted stock units.

There are no family relationships between Mr. Kahn and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Each of Ms. Crevoiserat, Ms. Resnick and Mr. Kahn entered into Letter Agreements amending each of their existing employment letters, to the extent necessary, to reflect these modified employment terms. Except as specifically set forth in the Letter Agreements and summarized herein, the terms and conditions of each of Ms. Crevoiserat’s, Ms. Resnick’s and Mr. Kahn’s employment with the Company as set forth in prior employment letters will remain in effect following the effective date of the Letter Agreements. The foregoing summary of the material terms of each Letter Agreement is not complete and is qualified entirely by reference to the full text of the Letter Agreements, which will be filed as exhibits to the Company’s next annual report on Form 10-K.

Item 7.01 Regulation FD Disclosure.

On July 21, 2020, the Company issued a press release. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Current Report on Form 8-K, under Item 2.02, Item 7.01 and Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this current report:
99.1	Text of Press Release, dated July 21, 2020

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 21, 2020

TAPESTRY, INC.

	By:	/s/ David E. Howard
David E. Howard
Senior Vice President and General Counsel

EXHIBIT INDEX
99.1                    Text of Press Release, dated July 21, 2020